CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in Post-Effective Amendment Number 8 to the Registration Statement on Form N-1A of Alpha Architect ETF Trust with respect to Alpha Architect Value Momentum Trend ETF, a series of Alpha Architect ETF Trust.

/s/ Spicer Jeffries LLP

Spicer Jeffries LLP
Greenwood Village, Colorado
April 26, 2017